EXHIBIT 10.1

RESCISSION AND EXCHANGE AGREEMENT

THIS RESCISSION AND EXCHANGE AGREEMENT (the “Agreement”) is made this ___ day of July, 2011 by and among ECO ENERGY PUMPS, INC., a publicly-owned Nevada corporation (“EEP”), DLT INTERNATIONAL LIMITED, a privately held corporation organized under the laws of the British Virgin Islands (“DLT”), KME INVESTMENTS GROUP LIMITED, the principal shareholder of EEP (“KME”), and JOHN DAVID PALMER (the “Shareholder”). (EEP, DLT, KME and the Shareholder are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”)

RECITALS:

WHEREAS, on October 25, 2010, EEP, DLT and KME executed certain Securities Exchange Agreement (the “Exchange Agreement”), whereby EEP acquired all of the outstanding capital stock of DLT (“Purchased Shares”) in exchange for an aggregate of 2,267,320 newly issued shares (the “Exchange Shares”) of EEP’s common stock, par value $0.001 per share (the “Common Stock”) issued to KME, DLT’s sole shareholder (the “Exchange”) and the Shareholder agreed to retire 9,300,000 shares of Common Stock, representing approximately ninety-seven percent (97%) of the issued and outstanding shares of Common Stock at the closing of the Exchange (the “Closing”);

WHEREAS, as a result of the Exchange, DLT became a wholly-owned subsidiary of EEP and KME is the principal shareholder of EEP, owning approximately 89% of EEP’s Common Stock;

WHEREAS, EEP, DLT and KME have agreed to rescind the Exchange Agreement and unwind the Exchange and the transactions contemplated thereby as if they never occurred upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is further intended between the Parties that the Shareholder shall acquire the Exchange Shares in exchange of any and all liabilities associated with EEP and any and all expenses related to maintaining reporting compliance as a public reporting company in accordance with the Securities Exchange Act of 1934, as amended; and

NOW, THEREFORE, in consideration of the foregoing recitals, as well as the mutual covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
RESCISSION PROVISIONS

1.1           Rescission of Transaction.

(a)           The Exchange Agreement, in its entirety, is hereby unequivocally rescinded, abrogated, cancelled, void in its inception and of no force or effect whatsoever, and the Parties shall be returned to their positions prior to the Exchange Agreement and Exchange. Upon completion of the deliveries set forth in Section 1.2 below and except as set forth herein, the obligations of all Parties shall be terminated and the Exchange and the transactions contemplated thereby unwound and voided as if the Exchange Agreement was never entered into and the Exchange never occurred. All agreements entered into, as contemplated by the Exchange Agreement, are terminated effective ab initio.

(b)           Notwithstanding anything to the contrary contained within this Agreement, none of the Parties are obligated to, nor prohibited from, consummate the effect of EEP’s amendment to its Articles of Incorporation as set forth within 4.1 of the Exchange Agreement.

1.2           Return of Exchange Shares.  Simultaneously upon the execution of this Agreement (the “Closing”):

(a)           EEP shall cause to transfer to DLT all of the Purchased Shares issued to EEP pursuant to the Exchange Agreement, together with such executed stock powers and all other rights, title and interests with respect to the Purchased Shares and DLT’s respective assets;

(b)           DLT shall cause to transfer to the Shareholder the Exchange Shares issued to KME,  together with such executed stock powers as may be reasonably required in order to complete the transfer thereof.

1.3           Asset Divestiture.  In addition to the Purchased Shares, EEP hereby transfers to DLT any assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements, acquired by it as a result of the Exchange.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF EEP

EEP hereby makes the following representations and warranties to DLT and Shareholder, each of which EEP represents to be true and correct on the date hereof and shall be deemed made again as of the Closing and represented by EEP to be true and correct at the time of the Closing.

2.1           Organization. EEP is duly organized, validly existing and in good standing under the laws of place of its organization and is not required to be qualified or licensed as a foreign Company in any other jurisdiction.

2.2           Authority and Approval of Agreement.

(a)   The execution and delivery of this Agreement by EEP and the performance of all EEP's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of EEP pursuant to applicable law. EEP has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

(b)  This Agreement and any other documents, instruments and agreements executed by EEP in connection herewith constitute the valid and legally binding agreements of EEP, enforceable against EEP in accordance with their terms, except that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

2.3           No Violations. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by EEP in connection herewith, nor the consummation of the transactions contemplated hereby constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of EEP, any provision of any contract to which EEP may be bound, any judgment or any law.

2.4           Consents. The execution, delivery and performance by EEP of this Agreement and the consummation by EEP of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DLT

DLT hereby makes the following representations and warranties to EEP and Shareholder, each of which DLT represents to be true and correct on the date hereof and shall be deemed made again as of the Closing and represented by DLT to be true and correct at the time of the Closing.

3.1           Organization. DLT is duly organized, validly existing and in good standing under the laws of place of its organization and is not required to be qualified or licensed as a foreign Company in any other jurisdiction.

3.2           Authority and Approval of Agreement.

(a)           The execution and delivery of this Agreement by DLT and the performance of all DLT’s obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of EEP pursuant to applicable law. DLT has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

(b)           This Agreement and any other documents, instruments and agreements executed by DLT in connection herewith constitute the valid and legally binding agreements of DLT, enforceable against DLT in accordance with their terms, except that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

3.3           No Violations. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by DLT in connection herewith, nor the consummation of the transactions contemplated hereby constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of DLT, any provision of any contract to which DLT may be bound, any judgment or any law.

3.4           Consents. The execution, delivery and performance by DLT of this Agreement and the consummation by DLT of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

The Shareholder hereby makes the following representations and warranties to EEP and DLT, each of which the Shareholder represents to be true and correct on the date hereof and shall be deemed made again as of the Closing and represented by the Shareholder to be true and correct at the time of the Closing.

4.1            Authority and Approval of Agreement.

(a)           The execution and delivery of this Agreement by the Shareholder and the performance of all the Shareholder’s obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of the Shareholder pursuant to applicable law. The Shareholder has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

(b)           This Agreement and any other documents, instruments and agreements executed by DLT in connection herewith constitute the valid and legally binding agreements of the Shareholder, enforceable against the Shareholder in accordance with their terms, except that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

4.2           No Violations. Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by the Shareholder in connection herewith, nor the consummation of the transactions contemplated hereby constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of the Shareholder, any provision of any contract to which the Shareholder may be bound, any judgment or any law.

4.3           Consents. The execution, delivery and performance by the Shareholder of this Agreement and the consummation by the Shareholder of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

ARTICLE V
COVENANTS

5.1           Cooperation.  The Parties hereby covenant and agree that they will cooperate with each other for the purpose of achieving the purposes and intents of this Agreement, including executing and delivering such further and additional documents and instruments as may be deemed necessary and desirable.

5.2           Mutual Releases.  Each of the Parties, for themselves, their directors, officers, stockholders, employees and agents, their successors, heirs and assigns does hereby release, irrevocably and unconditionally, every other party, their directors, officers, stockholders, employees and agents, their successors, heirs, and assigns, from any and every demand, claim, liability, injury, suit, damage and cause of action which such party may now or hereafter have, arising out of or in connection with the Agreement and all such contracts, agreements, understandings, sales of stock, transactions and employment and non-competition agreements, specifically and generally identified in this Agreement and the actions and transactions arising out of, in connection with or consequently or incidentally related thereto.

ARTICLE VI
MISCELLANEOUS

6.1           Interpretation. Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

6.2           Survival. All representations and warranties made in this Agreement or pursuant hereto shall survive the date hereof, the Closing, the consummation of the transaction contemplated hereby and any investigation.

6.3           No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

6.4           Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

6.5           Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

6.6           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

6.7           Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

6.8           Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to EEP:	Eco Energy Pumps, Inc.
112 North Curry Street
Carson City, Nevada 89703

With a copy to:	Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018

If to DLT or KME:	DLT International Limited
263 Main Street
P.O. Box 2196
Roadtown
Tortola, British Virgin Islands

If to the Shareholder:	John David Palmer
c/o Eco Energy Pumps, Inc.
112 North Curry Street
Carson City, Nevada 89703

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

6.9           Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

6.10           Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Shareholder and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

6.11           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

6.12           Expenses. Each of the Shareholder and the Seller will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated herein.

6.13           Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.  References to the singular shall include the plurals and vice versa.

6.14           Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

ECO ENERGY PUMPS, INC. By:___________________________ Name: Title:	_______________________ (Notary)

DLT INTERNATIONAL LIMITED By:___________________________ Name: Title:	_______________________ (Notary)

KME INVESTMENTS GROUP LIMITED By:___________________________ Name: Title:	_______________________ (Notary)

_____________________________ JOHN DAVID PALMER